UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HARTE HANKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARTE HANKS, INC. 2800 Wells Branch Parkway Austin, Texas 78728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD June 23, 2021

As a stockholder of Harte Hanks, Inc., a Delaware corporation (the "Company"), you are hereby given notice of, and invited to virtually attend the Company's 2021 annual meeting of stockholders (the "Annual Meeting"), which will be held virtually, exclusively via a live audio webcast on Wednesday, June 23, 2021, at 2:00 p.m.  Eastern Daylight Time, for the following purposes:

Proposal	Board Recommendation
I. Election of six (6) Board nominees, each to serve until our 2022 annual meeting of stockholders or until their successors are duly elected and qualified;	FOR
II. To consider and vote upon the approval (on a non-binding advisory basis) of the compensation of our named executive officers;	FOR

III. To consider and vote upon the ratification of the selection of Moody, Famiglietti & Andronico, LLP as Harte Hanks’ independent registered public accounting firm for the fiscal year ended December 31, 2021; and

FOR
IV. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on May 4, 2021, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and, subject to applicable law and the provisions of our by-laws, any adjournment or postponement thereof. Only holders of record as of such date will be entitled to attend and vote at the Annual Meeting.  For more information, please refer to the enclosed proxy statement.

The enclosed proxy statement and our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2020 (which we are distributing in lieu of a separate annual report to stockholders) are available on our website at www.hartehanks.com, under the heading “Financials & Filings” in the “Investors” section of our website. The proxy statement for the 2021 annual meeting of stockholders is also available on the same section of our website.

Your vote is important, and we urge you to review the accompanying materials carefully and to submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting.  Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the virtual Annual Meeting should you decide to join the webcast.

Thank you for your continued interest and support.

By Order of the Board of Directors, Andrew B. Benett Chief Executive Officer Austin, Texas

May 17, 2021

Dear Shareholders:

It has been a year like no other, and I am incredibly proud of what we have accomplished as a Company.  I want to thank our employees for the resilience, dedication, and grace they have displayed throughout the past year.  Each of our businesses pivoted swiftly to maintain quality service for our clients while keeping our teams safe.  Our Customer Care business moved 1000+ agents to work from home and delivered flawless execution for our clients during the transition. Many of our Fulfillment and Logistics employees were deemed essential employees and, from the earliest days of the pandemic, continued to maintain their normal responsibilities and schedules in service of our clients.  Our Marketing Services team managed ever changing client budgets and priorities, while simultaneously developing a new proprietary thought leadership product that discovers and analyzes emerging patterns of consumer behavior at this inflection point in history, to better serve our clients and their businesses.

Throughout the year, we’ve remained focused on our turnaround and have made significant progress, outlined below, which will allow us to unlock our full potential.

1.	We positioned the company and organized it around three segments.

We positioned and reorganized the Company to operate as an omni channel customer experience company operating in three segments – Marketing Services focused on CRM services, Fulfillment and Logistics focused on B2B and B2C e-commerce fulfillment services, and Customer Care focused on tech-first omni-channel customer care.  We believe that reorganizing around these three businesses makes us well positioned in a post-COVID world, as each segment competes in large and addressable markets.  Moreover, this structure will provide added transparency into the Company’s financials and illustrate the value that lies within each business, and across the Company.

2.	We deployed an asset light strategy to deliver a leaner, more modern organization.

To drive profitability across each of our three segments, we deployed an asset-light strategy which included: 1) the consolidation of  our Fulfillment business into two primary locations, the Boston and Kansas City areas; 2) the reduction of our office footprint within Customer Care, Marketing Services, and Corporate through the planned expiration of leases and sub-leasing;  3) the consolidation of our data center footprint, and reduction of servers by 50% in preparation for moving to a cloud environment in 2021; and 4) the implementation of an efficient Customer Care work-from-home model  As a result of our asset-light strategy, we delivered positive Adjusted EBITDA for full year 2020, and anticipate significant EBITDA improvement in 2021 due to these efforts.

3.	We built a world class management team.

To deliver on our plan, we have installed new leadership in all three of our business segments. Ben Chacko was promoted to run our Customer Care business and has delivered an outstanding 2020.  Joyce Karel joined as Chief Commercial Officer, responsible for leading our Marketing Services business and managing our clients, sales and marketing efforts across the enterprise.  Before joining, Joyce held C-Suite positions at leading marketing agencies, including MRM/McCann, Wunderman, and Digitas.  And lastly, Pat O'Brien joined as our Managing Director of Fulfillment & Logistics services.  Pat is an experienced and innovative operational leader with a stellar background through former roles at Wayfair and Bain Consulting.

Looking forward, we are very optimistic about our future. We have a focused strategy, continue to foster strong client relationships in high growth categories, and have a world-class management team to lead our businesses.

Thank you for your continued support.

Sincerely,

Andrew B. Benett

Chief Executive Officer

May 17, 2021

Dear Shareholders:

On behalf of the Board of Directors, we thank you for your continued support and investment in Harte Hanks.  In 2020, the Company rose to meet several significant challenges resulting in a company that we believe has greater financial stability and a solid platform for growth.  We could not have met these challenges or achieved these results without a team of dynamic and committed employees. On behalf of the Board, I would like to personally thank each and every employee for their commitment to the Company despite the challenges many of us faced as a result of the pandemic.

Confronted with the challenges created by the COVID-19 pandemic, the Board worked quickly with management on decisive actions to fortify the Company. We seamlessly established remote working capabilities for all non-essential employees. Management contacted clients to reassure them that the Company was prepared to assist  during this difficult period not only with existing projects but also with new projects  that addressed pandemic-specific needs.  Harte Hanks operated successfully during the pandemic while ensuring the safety of our employees and a continued focus on our customers and our other stakeholders.

In particular, the Harte Hanks Customer Care segment thrived under the adverse conditions caused by the pandemic and the unit moved largely to work-from-home conditions.  We believe that, notwithstanding the unprecedented events of 2020, the Company is sounder both financially and operationally than before the pandemic.

The Company’s execution of its aggressive cost-cutting initiatives and restructuring plan resulted in cost savings that exceeded revenue declines in 2020, resulting in annual positive Adjusted EBITDA for the first time since 2017.  Reductions in operating costs and losses have put the Company on track, we believe, to realize positive EBITDA for 2021.

At the same time, we improved the Company’s  balance sheet and liquidity.  The Company ended 2020 with $29.4 million in cash. Our net working capital was $39.0 million compared to $33.8 million of net working capital at the end of 2019.  These metrics demonstrate the effectiveness of the Company’s turnaround plan.  We are optimistic we will continue to execute successfully on this plan during 2021 and beyond.

To improve financial transparency, the Company transitioned to segment reporting and now provides relevant information for each business line.  Segment reporting provides our shareholders and future investors with greater insight into the drivers of financial performance and provides management and the Board with greater insight into the appropriate allocation of capital resources while also allowing to better target cost-cutting measures.

With these achievements, the Board believes it is time to add additional and diverse experience to its membership.  The newly-added directors possess business skills and experience that we believe will assist the Company in achieving future growth. Brad Radoff, a longtime substantial shareholder, and Genni Combes, a nominee referred by another significant shareholder, have skills critical to the Company’s future, including implementing our new ERP system, improving operational productivity and growth, and relisting on a national stock exchange.  Adding Ms. Combes to the board also helps achieve a goal that is at the forefront of the Board’s priorities – establishing diversity that was lost when the board was reconstituted last year.  We welcome Brad and Genni to the Harte Hanks Board of Directors.

The Company voluntarily maintains NYSE standards and governance procedures that we believe provide enhanced corporate governance and will ease a transition back to a national securities exchange when the company is ready and able to do so.  To further improve governance, the Board recently separated the roles of Chairman and CEO to permit our CEO - Andrew Benett -  to focus on running the business, achieving meaningful growth, and executing on the remaining goals in our turnaround plan.

Finally, the Board and the Company wish to express their gratitude to Evan Behrens, who has decided not to run for reelection to the Board at this year’s Annual Meeting.  Evan joined the Board of Harte Hanks in early 2019 and has made significant and demonstrable contributions to the Company over the last two-plus years.  In 2019, Evan co-chaired the Operations Committee, which was instrumental in identifying and implementing many of the cost reduction initiatives that are currently benefiting the company.  In 2020, Evan served as Lead Independent Director and also chaired the Audit Committee of the Board.  Evan currently chairs the Nominating & Governance Committee and has been personally instrumental in solidifying the constructive Board additions discussed above.  The Company and the Board have been well-served by Evan’s leadership and expertise.  We wish Evan well and thank him for his service and contributions.

On behalf of the Board and management, we thank you for your continued support, and we look forward to providing additional positive news as we execute on Harte Hanks’ plan to maximize shareholder value and serve our customers and stakeholders.

Sincerely,

Jack Griffin

Chairman of the Board

PROXY STATEMENT TABLE OF CONTENTS

Independent Auditor Fees and Services	33
OTHER BUSINESS	34
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING	35

HARTE HANKS, INC.

2800 Wells Branch Parkway

Austin, Texas 78728

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 23, 2021

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Harte Hanks, Inc. for use at our virtual 2021 annual meeting of stockholders (the “Annual Meeting”). In this proxy statement, references to “Harte Hanks,” the “Company,” “we,” “us,” “our” and similar expressions refer to Harte Hanks, Inc., unless the context of a particular reference provides otherwise. We refer to various websites in this proxy statement. Neither the Harte Hanks website nor any other website included in this proxy statement is intended to function as a hyperlink, and the information contained on such websites is not a part of this proxy statement.

GENERAL INFORMATION

2021 Annual Meeting Date and Location

The Annual Meeting will be held on Wednesday, June 23, 2021 at 2:00 p.m. Eastern Daylight Time.  In light of the ongoing coronavirus pandemic, and as part of our effort to maintain a safe and healthy environment at our Annual Meeting and protect the well-being of our stockholders, we will hold the Annual Meeting online via a live webcast at http://www.virtualshareholdermeeting.com/HRTH2021, or at such other time to which the Annual Meeting may be adjourned or postponed. References in this proxy statement to the Annual Meeting also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.

Delivery of Proxy Materials

Mailing Date

The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is May 18, 2021.

Important Notice Regarding Availability of Proxy Materials For 2021 Annual Meeting

We are mailing all stockholders this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”). The proxy statement and our Annual Report are also available on our website at www.hartehanks.com, under “Annual Reports & Proxies” in the “Financials & Filings” subsection of the “Investors” section.

Any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates that election.

Stockholders Sharing an Address

Registered Stockholders - Each registered stockholder (you are a registered stockholder if you own shares in your own name on the books of our transfer agent, Computershare Trust Company, N.A.) will receive one copy per account even if at the same address, unless the affected stockholder has provided contrary instructions. If your household would like to receive duplicate rather than single mailings in the future, please write to the Company at 2800 Wells Branch Parkway, Austin, Texas 78728 (Attention: Secretary), or call 512-434-1100.

Street-name Stockholders - Most banks and brokers are delivering only one copy of the Annual Report and proxy statement to consenting street-name stockholders (you are a street-name stockholder if you own shares beneficially in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. This procedure reduces printing and distribution costs. Those who wish to receive separate copies may do so by contacting their bank, broker or other nominee, or (if offered) by checking the appropriate box on the voting instruction card sent to them. Similarly, most street-name stockholders who are receiving multiple copies of the Annual Report and proxy statement at a single address may request that only a single set of such materials be sent to them in the future by checking the appropriate box on the voting instruction card sent to them or by contacting their bank, broker or other nominee.

Voting

Stockholders Entitled to Vote

The record date for determining the common stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof is the close of business on May 4, 2021 (the “Record Date”). As of May 4, 2021 we had 6,666,984 shares of common stock issued and outstanding, which were held by approximately 1,135 holders of record.  Please refer to “Security Ownership of Management and Principal Stockholders” for information about common stock beneficially owned by our directors, executive officers and principal stockholders as of the date indicated in such section. Record Date stockholders are entitled to one vote for each share of common stock owned as of the Record Date. For a period of at least ten days prior to the virtual Annual Meeting, a complete list of stockholders entitled to vote at the virtual Annual Meeting will be open to the examination of any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours at our corporate headquarters located at 2800 Wells Branch Parkway, Austin, Texas 78728.

Voting of Proxies by Management Proxy Holders

The Board has appointed Mr. Andrew B. Benett (Chief Executive officer), Ms. Laurilee Kearnes (Chief Financial Officer) and Mr. Robert Wyman (Corporate Counsel), each with full powers of substitution and resubstitution, as the management proxy holders for the Annual Meeting. Your shares will be voted in accordance with the instructions on the proxy card you submit by mail, or the instructions provided for any proxy submitted by telephone or online, as applicable. For stockholders who have their shares voted by duly submitting a proxy online, by mail or telephone, the management proxy holders will vote all shares represented by such valid proxies as specified by such holder, and if not specified, in accordance with the Board’s recommendations:

•	Proposal I (Election of Directors) - FOR the election of each of the persons named under “Proposal I-Election of Directors” as nominees for election as directors; and
•	Proposal II (Say on Pay) - FOR the proposal approving (on a non-binding advisory basis) the compensation of the Company’s named executive officers for 2020; and
•

Proposal III (Ratification of the Selection of Independent Registered Public Accounting Firm) - FOR the proposal to ratify the selection of Moody, Famiglietti & Andronico, LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ended December 31, 2021.

As of the date of printing of this proxy statement, the Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies' discretionary authority to vote the same in accordance with their discretion.

Quorum; Required Votes

The virtual presence at the Annual Meeting, including by proxy, of holders of a majority of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each vote represented at the Annual Meeting virtually or by proxy will be counted toward a quorum. Abstentions and broker “non-votes” (which are described below) are counted as present at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the Annual Meeting may be adjourned or postponed from time to time until a quorum is obtained.

•

Proposal I (Election of Directors) - To be elected in an uncontested election, each nominee for election as a director must receive the affirmative vote of a majority of the votes cast in favor of his or her election at the Annual Meeting virtually or by proxy (i.e., the number of votes “for” such director’s election constitutes more than the number of votes “withheld” with respect to such director’s election). In a contested election, directors are elected by a plurality of votes cast virtually or by proxy. The election of directors at the Annual Meeting will be uncontested. Votes may be cast in favor of or withheld from the election of each nominee. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Pursuant to our Bylaws, each nominee who is a current director has submitted an irrevocable resignation as a director, which resignation will become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose.

•

Proposal II (Say on Pay) - Approval of the non-binding advisory resolution on compensation of our named executive officers requires the approval of a majority of the shares represented virtually or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares represented virtually or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

•

Proposal III (Ratification of the Selection of Independent Registered Public Accounting Firm) - Ratification of the selection of Moody, Famiglietti & Andronico, LLP as our independent registered public accounting firm (independent auditors) for the fiscal year ended December 31, 2021 requires the affirmative vote of the majority of the votes cast at the Annual Meeting electronically or by proxy.

Submission of Proposal III (Ratification of the Selection of Independent Registered Public Accounting Firm) for ratification by our stockholders is not legally required. However, the Board and its Audit Committee believe that such submission is an opportunity for stockholders to provide feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of Moody, Famiglietti & Andronico, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee. The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace the Company’s independent auditors. Ratification by the stockholders of the selection of Moody, Famiglietti & Andronico, LLP does not limit the authority of the Audit Committee to direct the appointment of new independent auditors at any time during fiscal year 2021 or thereafter.

Voting Procedures

Registered Stockholders - Registered stockholders may vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may submit a proxy by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed envelope.
•

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the enclosed proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

•

Online. You may submit a proxy online using the website listed on the enclosed proxy card. Please have your proxy card in hand when you log onto the website. Online voting facilities will close and no longer be available on the date and time specified on the proxy card.

•

Electronically. You may vote electronically at the Annual Meeting by following instructions at the virtual Annual Meeting and completing an electronic ballot online; however, virtually attending the Annual Meeting without completing a ballot will not count as a vote.

Street-name Stockholders - Street-name stockholders may generally vote their shares or submit a proxy to have their shares voted by one of the following methods:

•	By Mail. You may submit a proxy by signing, dating and returning the enclosed proxy card in the enclosed pre-addressed envelope.
•

By Methods Listed on the Proxy Card. Please refer to the enclosed proxy card or other information forwarded by your bank, broker or other holder of record to determine whether you may submit a proxy by telephone or online, following the instructions on the proxy card or other information provided by your bank, broker or other nominee.

•

Virtually with a “Legal” Proxy from the Record Holder. A street-name stockholder who wishes to vote his or her shares electronically at the Annual Meeting will need to obtain a “legal” proxy from their bank, broker or other nominee. Please consult the voting form or other information sent to you by your bank, broker or other nominee to determine how to obtain a “legal” proxy in order to vote electronically vote at the Annual Meeting.

If you need assistance in voting your shares, please call 1-512-434-1100 no later than the date before the Annual Meeting.

As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspector of election and personnel associated with processing proxies and tabulating votes at the Annual Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Revoking Your Proxy

If you are a registered stockholder, you may revoke your proxy at any time before the shares are voted at the Annual Meeting by:

•	timely delivery of a valid, later-dated executed proxy card;
•	timely submitting a proxy with new voting instructions using the telephone or online voting system;
•

virtually attending the webcast of the Annual Meeting and completing an electronic ballot; however, virtually attending the Annual Meeting without completing an electronic ballot will not revoke any previously submitted proxy; or

•

filing an instrument of revocation received by the Secretary of Harte Hanks, Inc. at the Company’s office at 2800 Wells Branch Parkway, Austin, Texas 78728, by 2:00 p.m., Central Daylight Time, on Tuesday, June 22, 2021.

Your latest dated proxy card or telephone or internet proxy will be the one that is counted.

If you are a street-name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

Attending the Annual Meeting Virtually

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.  Only record or beneficial owners of Harte Hanks common stock as of the Record Date may attend the virtual Annual Meeting, vote their shares and submit online questions.

    Stockholders may access the meeting by visiting http://www.virtualshareholdermeeting.com/HRTH2021, and using the 16-digit control number included on the Notice of Annual Meeting, on the proxy card or on the instructions accompanying the proxy materials. The Annual Meeting will begin promptly at 2:00 p.m. (EDT), and you should allow ample time for check-in procedures.

    If you wish to submit a question at the Annual Meeting, you may do so in advance at http://www.virtualshareholdermeeting.com/HRTH2021, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).  We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

Solicitation Expenses

We will bear all costs incurred in the preparation, assembly, mailing and solicitation of proxies by our Board. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of common stock held by such persons, and we may reimburse these brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Additionally, the Board has retained Saratoga Proxy Consulting, LLC, a proxy solicitation firm, who may solicit proxies on the Board’s behalf. We will pay Saratoga Proxy Consulting, LLC an estimated fee not to exceed $7,500 plus costs and expenses. Saratoga Proxy Consulting, LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules of the SEC require our directors, officers, and persons who own more than 10% of a registered class of our equity securities (collectively the "Reporting Persons"), to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. All Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. As with many public companies, we provide assistance to our directors and executive officers in making their Section 16(a) filings pursuant to powers of attorney granted by our insiders.

To our knowledge, based solely on our review of the copies of Section 16(a) reports provided to us by such Reporting Persons, including those reports that we have filed on behalf of our directors and executive officers pursuant to powers of attorney, or written representations from certain Reporting Persons we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal year ended December 31, 2020, except that one Form 3 and one Form 4 for Mr. Brian Linscott, were each filed late and three Form 4s for Mr. Copeland, two Form 4s for Mr. Tobia and Mr. Griffin, and one Form 4 for Mr. Behrens, were each filed late. The failure to file the Form 3 and Form 4s was inadvertent on the part of the Company’s officers and directors. The Company has enhanced its compliance system and level of awareness in order to ensure timely filings moving forward.

Implications of Being a “Smaller Reporting Company”

We qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, as a smaller reporting company, we are allowed to take advantage of specified exemptions and reduced disclosure obligations, including with respect to executive compensation disclosure, in our periodic reports and proxy statements.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our current directors as of May 17, 2021:

Name	Age
Andrew B. Benett	50
Evan Behrens	51
Genni Combes	54
David L. Copeland	65
John H. Griffin, Jr.*	60
Bradley Radoff	47
Alfred V. Tobia, Jr.	55

* Chairman

Members of the Board are generally elected at each annual meeting of the Company’s stockholders to serve until the next annual meeting of the Company’s stockholders.

On May 14, 2021, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., the Radoff Family Foundation and Bradley L. Radoff (collectively, “Radoff”). In accordance with the terms of the Cooperation Agreement, Mr. Radoff was appointed to the Board as well as to the following Board Committees: Nominating and Corporate Governance Committee; Compensation Committee; and Audit Committee. Furthermore, Sarah Harte was appointed as an observer to the Board. Pursuant to the Cooperation Agreement, Radoff rescinded its April 23, 2021 notice to the Company in which it notified the Company that Radoff intended to nominate two candidates for election to the Board. For additional details regarding the terms of the Cooperation Agreement, including a copy of the Cooperation Agreement, see our Current Report on Form 8-K filed with the SEC on May 17, 2021.

Evan Behrens, who is currently serving on the Board, is not standing for re-election to the Board, and his term as a director will end at the adjournment of the Annual Meeting. We thank Mr. Behrens for his dedicated service.

In connection with the entry into the Cooperation Agreement and the decision by Mr. Behrens not to stand for re-election, the Board temporarily increased its size to seven (7) members and, based on the recommendation of the Nominating and Corporate Governance Committee, the Board determined to elect Genni Combes to the Board to fill the vacancy created by the increase in Board size. Ms. Combes was appointed to the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee. Ms. Combes was also appointed as Chairperson of the Audit Committee.

Immediately following the Annual Meeting the size of the Board will be decreased to six (6) members as a result of Mr. Behrens’ decision to retire from the Board and not stand for re-election.

Andrew B. Benett was appointed as the Company’s Executive Chairman and Chief Executive Officer in November of 2019 and served as Executive Chairman until April 2021.  Mr. Benett continues to serve as Chief Executive Officer.  Mr. Benett has over 20 years of experience in effecting business transformation within marketing services, consulting and corporate organizations. Prior to his appointment, Mr. Benett served as Global Chief Commercial Officer of Bloomberg Media from June of 2015 to September 2019, where his responsibilities included advertising sales, marketing services, events, consulting, integrated franchises, and innovation. Previously, Mr. Benett spent 13 years working for Havas Creative Group, a leading marketing communications network. While working for Havas Creative group, Mr. Benett served as Global Chief Strategy Officer of Euro RSCG Worldwide from 2004 to 2010, until he was promoted to Global Chief Executive Officer of Arnold Worldwide in 2010, and to global CEO of Havas Creative Group in 2013. Prior to joining Euro RSCG Worldwide, Mr. Benett was EVP, Executive Director, Strategy and Innovation, at FutureBrand. He began his advertising career at McCann-Erickson in strategic planning. Mr. Benett sits on the Board of Directors of Viad Corp (NYSE: VVI) and is a Henry Crown Fellow at the Aspen Institute. Mr. Benett received his B.F.A. in art history with a minor in psychology from Georgetown University.

As our Chief Executive Officer, Mr. Benett provides valuable insight to the Board on our day-to-day operations. In addition, Mr. Benett's significant experience with marketing services and consulting organizations, and specifically his experience in effecting transformations of such organizations, provide the Board with valuable insight as the Company effects its various restructuring and reorganization plans to return to profitability.

Genni Combes has served as a director of Harte Hanks since May 2021.  Genevieve Combes currently serves as the CFO at ApplePie Capital, Inc. where she leads the finance and financial operations teams. Ms. Combes previously served as Vice President, Finance Partner Relations and Operations at Sungevity. Prior to that, she served as a Senior Vice President at ZipRealty in various capacities, where she led the launch of the Company’s Powered by Zip division, and as VP of Business Planning and Strategy, she managed the financial planning and analysis function. Earlier in her career, Ms. Combes served as a Managing Director and Sr. Equity Analyst at JP Morgan and Hambrecht & Quist where she led the e-commerce and consumer research groups.

Ms. Combes’ experience in leading the finance, financial planning and financial operations teams at a number of different entities, as well as her experience as a senior equity analyst at a number of different investment banks, will provide valuable expertise to the Board.

David L. Copeland  has served as a director of Harte Hanks since 1996.  He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980, and currently serves as its President.  Since 1998, he has served as a director of First Financial Bankshares, Inc., a financial holding company.  Currently, he serves on the executive and nominating committees and is also the audit committee chairman of First Financial Bankshares.

We believe that Mr. Copeland’s qualifications for our Board include his experience serving on various committees for a publicly traded financial holding company.  We also believe he offers us extensive knowledge of financial instruments, financial and economic trends and accounting expertise from serving as president of SIPCO, Inc. and on the audit committee of First Financial Bankshares.  Mr. Copeland, a certified public accountant and a chartered financial analyst, would qualify as a financial expert for our audit committee.

John H. “Jack” Griffin, Jr. has served as a director of Harte Hanks since July 2018.  In April 2021, he was appointed as the Company’s Chairman of the Board. From April to December of 2019, he served as Vice Chairman and Chairman of the Operations Committee of Harte Hanks.  Prior to that, he was a member of the Harte Hanks Office of the Chief Executive Officer (the “Office of the CEO”) from August 2018 to January 2019. Mr. Griffin is currently the Chairman of Dennis Publishing in New York and London, a position he has held since October 2018.  He served as Managing Director at Oaklins DeSilva+Phillips, an advisory firm in New York City focused on mid-market M&A transactions, valuations and restructurings for firms in media, marketing services, information, education and health care communications from 2016-2018. Previously, as CEO and director of Tribune Publishing Company (from 2014-2016), Mr. Griffin led the spin-off of the Tribune Publishing Company's Newspaper Division into a separate publicly traded company. Before Tribune, Mr. Griffin founded and served as CEO of Empirical Media LLC, a consulting firm that assisted legacy media companies with digital transition, restructuring and strategic planning, from 2011-2014. Mr. Griffin was previously CEO of Time Inc. and spent a dozen years at Meredith Corporation in senior executive capacities.

We believe that Mr. Griffin’s qualifications for our Board include his proven success as both an operator and advisor to companies undergoing restructuring and reengineering solutions, along with his demonstrated record of achieving and exceeding financial targets in demanding private and public company environments. In addition, the experience Mr. Griffin gained as a member of the Office of the CEO enables him to provide the Board with additional insight into the Company’s operations, strategic initiatives and personnel.

Bradley L. Radoff has served as a director of Harte Hanks since May 2021.  Mr. Radoff has served as Principal of Fondren Management LP, a private investment management company, since January 2005.  Mr. Radoff previously served as a Portfolio Manager at Third Point LLC and as a Managing Director of Lonestar Capital Management LLC.  Mr. Radoff has been a director of the board of Support.com (NASDAQ: SPRT), a provider of cloud-based software and services for technology support since June 2016.  Since June 2020, Mr. Radoff has been a director of Vaalco Energy Inc (NYSE: EGY), an oil and gas exploration, development, and production company and previously served as a director of Pogo Producing Company, an oil and gas exploration, development and production company, from March 2007 to November 2007 prior to its sale to Plains Exploration.  Mr. Radoff graduated summa cum laude with a B.S. in Economics from The Wharton School, University of Pennsylvania.

We believe that Mr. Radoff’s qualifications for our Board include his experience serving on the boards of directors for several publicly traded companies and his extensive experience in finance and technology. Mr. Radoff’s experience as Principal of a private investment management company provides valuable expertise in management and finance. Mr. Radoff is also a significant shareholder which the Board believes will be valuable as it continues to develop its strategic view for the Company.

Alfred V. Tobia, Jr. has served as a director of Harte Hanks since July 2017.  He is the President and Chief Investment Officer of Acacia Research Corp (NASDAQ: ACTG)  since September 2019 and a director since June 2018.  From March 2000 – September 2019, Mr. Tobia was a co-founder, general partner and portfolio manager for Sidus Investment Management, LLC and its affiliates, in which capacity he oversaw the management of the Sidus equity funds and provided analysis to the firm’s credit fund. From 1996 to 2000 Mr. Tobia was a senior managing director and supervisory analyst within the data networking and telecommunication equipment sectors at Banc of America Securities (formerly NationsBanc Montgomery Securities). From 1992 to 1996, he was a senior analyst at Wertheim Schroeder & Co., focusing on PC and entertainment software, data networking and special situations. Prior to that, Mr. Tobia was an analyst at Mabon Nugent & Co. (1986 to 1992), covering various sectors of technology.

Mr. Tobia has extensive financial experience in both public and private companies and executive experience through the management of a small-cap investment fund and a public company. Mr. Tobia's background and insights provide valuable expertise in corporate finance, strategic planning, and capital and credit markets. We believe Mr. Tobia’s qualifications for our Board include his extensive financial, executive and management experience.

The following persons are our current executive officers and hold the positions set forth below:

Name	Age	Principal Position
Andrew B. Benett	50	Chief Executive Officer
Laurilee Kearnes	49	Chief Financial Officer
Brian Linscott	48	Chief Operating Officer

For biographical information about Andrew B. Benett, our Chief Executive Officer, see the table above in this "Directors and Executive Officers" section.

Laurilee Kearnes has served as the Company’s Chief Financial Officer since November 15, 2019.  Ms. Kearnes previously served as the Company’s Principal Accounting Officer and Vice President, Finance and Controller from August 2018 to November of 2019. Ms. Kearnes has over 20 years of experience in accounting and finance roles, including the last 17 years with Harte Hanks in various positions including Group Controller, VP Finance, and Group VP Finance, Accounting Shared Services.  Ms. Kearnes is currently serving on the OTCQX U.S. Advisory Council.  Ms. Kearnes started her career in public accounting and held accounting positions with Nutraceutical Corp. and Brooks Automation prior to joining the Company. She holds a Bachelor of Science in Accounting and a Master of Accounting from Utah State University.

Brian Linscott was appointed as our Chief Operating Officer effective January 2020. Mr. Linscott has over two decades of experience advising clients and C-level executives on operational improvements, growth strategies, acquisitions, corporate development and capital structure across a variety of industries including media, manufacturing, and transportation. From 2015 to 2019, he served as a Partner at BR Advisors where he led the operational improvement of radio and printing companies, developed new partnerships, and facilitated asset transactions. He also serves as Operating Partner at Traverse Pointe Partners since 2014, where he advises a private equity fund on financial and operational assessment of equity investments and developed post-acquisition operational strategies to create stockholder value. From 2013 to 2015, Brian served as a Managing Director at Huron Consulting Group where he managed client relationships, oversaw consulting teams, and developed new business opportunities in Huron’s Business Advisory practice.  From 2009 to 2012, Brian served as Chief Financial Officer / Senior Vice President at Sun Times Media, LLC where he created and executed a restructuring plan that led to substantial EBITDA growth, cash flow improvement, and a successful sale of the company.  Mr. Linscott received his B.S. in Finance from the University of Illinois, Urbana.

CORPORATE GOVERNANCE

We believe that strong corporate governance helps to ensure that our company is managed for the long-term benefit of our stockholders. We continuously review our corporate governance policies and practices to ensure compliance with all applicable laws and regulations (securities laws and others) and will contemplate any changes to what is considered best practices for corporate governance even if such changes are not required by relevant laws and regulations.  This review is part of our continuing effort to enhance our corporate governance and to communicate our governance policies to stockholders and other interested parties.   In addition, while we are not currently listed on a national securities exchange, we strive to meet the corporate governance standards applicable to non-controlled companies listed on the NYSE, as we believe such standards establish a baseline for best practices in the area of corporate governance.

You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Principles, Business Conduct Policy, Code of Ethics and certain other policies and procedures on our website at www.hartehanks.com under the “Corporate Governance” section of our “Investors” tab.   The information on our website is not incorporated by reference and is not part of this proxy statement.  Additionally, stockholders can request copies of any of these documents free of charge by writing to the following address:

Harte Hanks, Inc. (Attention: Secretary)

2800 Wells Branch Parkway

Austin, Texas 78728

From time to time, these governance documents may be revised in response to changing regulatory requirements, our evaluation of evolving best practices and industry norms and input from our stockholders and other interested parties. We encourage you to check our website periodically for the most recent versions.

Board of Directors and Board Committees

Our business and affairs are managed under the direction of the Board. The Company's By-laws provide that the Board will consist of the number of directors designated by the Board from time-to-time and, in the absence of such designation, the Board will consist of seven (7) directors.  Currently, the Board has seven (7) directors, as the Company agreed to increase that number by one (1) member in May 2021 in connection with the Cooperation Agreement, and in connection with the entry into the Cooperation Agreement and the decision by Mr. Behrens not to stand for re-election, the Board temporarily increased its size to seven (7) members. Immediately following the Annual Meeting the size of the Board will be decreased to six (6) members as a result of Mr. Behrens’ decision to retire from the Board and not stand for re-election.

The Board elects the principal executive officer and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance. The Board, with the assistance of the Compensation Committee, also assists in planning for the succession of the principal executive officer and certain other key positions. In addition, the Board oversees the conduct of our business and strategic plans to evaluate whether the business is being properly managed, and reviews and approves our financial objectives and major corporate plans and actions. Through the Audit Committee, the Board reviews and approves significant changes in the appropriate auditing and accounting principles and practice and provides oversight of internal and external audit processes, financial reporting and internal controls.

Our Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Corporate Governance Committee, which have the composition and responsibilities described below. Each committee operates under a charter that has been approved by the Board of Directors.

Majority Voting Provisions of the Company's Bylaws

On July 17, 2019, the Board adopted Amendment No. 2 (the “Amendment”) to the Fifth Amended and Restated Bylaws of the Company. The Amendment amends Article I, Section 8 of the Bylaws to provide for the resignation of any director who fails to receive a majority of votes cast in favor of his or her election at an annual meeting of the stockholders (assuming that the election is uncontested) (the “Majority Voting Provision”). Under the Majority Voting Provision, each nominee is required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, is required to determine whether or not to accept the resignation not later than 90 days following certification of the stockholder vote, and the Board is required to accept the resignation absent a determination that a compelling reason exists for concluding that it is in the best interests of the Company for the person in question to remain as a director.

In connection with the adoption of the Amendment, the Board also adopted revisions to the Company’s Corporate Governance Principles and Nominating and Corporate Governance Committee Charter to implement the Majority Voting Provision and set forth the procedures governing the resignation of directors who do not receive a majority of the votes cast in an uncontested election.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  From January 1, 2020 to May 13, 2020, the Audit Committee was composed of Melvin L. Keating, Maureen E. O’Connell and Evan Behrens.  Mr. Keating was the Audit Committee Chair and he was considered an “audit committee financial expert” during this period as currently defined under the SEC and NYSE rules, and each other member of the committee is financially literate under the NYSE standards.

 On May 14, 2020, in connection with the decision to decrease the size of the board, the Company re-designated the membership of all board committees. From May 14, 2020 to July 22, 2020, the Audit Committee was comprised of Maureen E. O’Connell, Evan Behrens and John H. Griffin, Jr.  Ms. O’Connell served as the Audit Committee Chair and she was considered an “audit committee financial expert,” as currently defined under the SEC and NYSE rules during this period.

Following July 23, 2020, the Audit Committee was comprised of Evan Behrens, John H. Griffin and Alfred V. Tobia, Jr.  Mr. Behrens was the Audit Committee Chair through March 2021.  In May 2021, Bradley Radoff and Genni Combes were appointed to the Audit Committee.  At the conclusion of the Annual Meeting, the Audit Committee will be composed of Messrs. Griffin, Tobia and Radoff and Ms. Combes. Mr. Griffin was the Audit Committee Chair until May 2021.  Ms. Combes is presently the Audit Committee Chair and she is considered an “audit committee financial expert,” as currently defined under the SEC and NYSE rules.

Our Board has determined that all the Audit Committee members are independent within the meaning of the applicable SEC rules and the listing standards of the NYSE as such requirements apply to members of audit committees.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight of (1) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, (2) the qualifications and independence of our independent auditors, (3) the performance of our internal audit function and independent auditors, and (4) our compliance with legal and regulatory requirements.

The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. Management, including the internal audit staff, or outside provider of such services, and the independent registered public accounting firm have more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

Despite no longer being listed on the NYSE, the Board has determined that (x) all members of the Audit Committee should meet the standards required for audit committee membership on the Board of an NYSE listed company as it believes those standards establish best practices for audit committee membership and (y) all current members of the Audit Committee meet such criteria.

Compensation Committee

From January 1, 2020 to May 13, 2020, the Compensation Committee was composed of Melvin L. Keating, Maureen E. O’Connell and John H. Griffin, Jr.  On May 14, 2020, in connection with the decision to decrease the size of the board, the Company re-designated all of the board committees. From May 14 2020 to July 22, 2020, the Compensation Committee was comprised of John H. Griffin, Jr., Maureen E. O’Connell and Alfred V. Tobia, Jr.  Following July 23, 2020, the Compensation Committee was comprised of John H. Griffin, Jr., Evan Behrens, and Alfred V. Tobia, Jr. In May 2021, Bradley Radoff and Genni Combes were appointed to the Compensation Committee. At the conclusion of the Annual Meeting, the Compensation Committee will be composed of Messrs. Griffin, Tobia and Radoff and Ms. Combes.  Mr. Tobia is presently our Compensation Committee Chair.

The primary functions of the Compensation Committee are to (1) review and approve corporate goals and objectives relevant to principal executive officer compensation, evaluate the principal executive officer’s performance in light of those goals and objectives, and together with the other independent directors (as directed by the Board), determine and approve the principal executive officer’s compensation level based on this evaluation, (2) review and recommend to the Board (as directed by the Board) non-principal executive officer compensation, incentive-compensation plans and equity-based plans, and (3) to the extent such disclosure is required, review and discuss with management the Company’s “Compensation Discussion and Analysis” and produce a committee report on executive compensation as required by the SEC to be included in our annual proxy statement or Annual Report on Form 10-K filed with the SEC.

Despite no longer being listed on the NYSE, the Board has determined that (x) all members of the Compensation Committee should meet the standards required for compensation committee membership on the board of an NYSE listed company and (y) all current members of the Compensation Committee meet such criteria.

Nominating and Corporate Governance Committee

From January 1, 2020 to May 13, 2020, the Nominating and Corporate Governance Committee was composed of Maureen E. O’Connell, John H. Griffin, Jr. and Evan Behrens. On May 14, 2020, in connection with the decision to decrease the size of the board, the Company re-designated all of the board committees. The Nominating and Corporate Governance Committee is presently comprised of Evan Behrens, Genni Combes, Bradley Radoff, John H. Griffin, Jr. and Alfred V. Tobia, Jr. At the conclusion of the Annual Meeting, the Compensation Committee will be composed of Messrs. Radoff, Griffin and Tobia and Ms. Combes. Following the adjournment of the Annual Meeting, Mr. Tobia will replace Mr. Behrens as our Nominating and Corporate Governance Committee Chair.

The primary functions of the Nominating and Corporate Governance Committee are to (1) develop, recommend to the Board, implement and maintain our Company’s corporate governance principles and policies, (2) identify, screen and recruit, consistent with criteria approved by the Board, qualified individuals to become Board members, (3) recommend that the Board select the director nominees for the next annual meeting of stockholders, (4) assist the Board in determining the appropriate size, function, operation and composition of the Board and its committees, and (5) oversee the evaluation of the Board and management.

Despite no longer being listed on the NYSE, the Board has determined that (x) all members of the Nominating and Corporate Governance Committee should meet the standards required for nominating and corporate governance committee membership on the Board of an NYSE listed company and (y) all current members of the Nominating and Corporate Governance Committee meet that criteria.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for managing the process for the nomination of new directors and considers nominations from its stockholders made pursuant to Section 1.3 of our Fifth Amended and Restated By-Laws (the “Bylaws”). The Nominating and Corporate Governance Committee may identify potential candidates for first-time nomination as a director using a variety of sources, including recommendations from current Board members, our management, stockholders or contacts in communities served by Harte Hanks, or by conducting a formal search using an outside search firm selected and engaged by the Nominating and Corporate Governance Committee.

Following the identification of a potential director nominee, the Nominating and Corporate Governance Committee commences an inquiry to obtain sufficient information on the background of such potential new director nominee. Included in this inquiry is an initial review of the candidate with respect to whether the individual would be considered independent under all applicable rules and whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit and Compensation Committee. The Nominating and Corporate Governance Committee evaluates candidates for director nominees in the context of the current composition of the Board, taking into account all factors it considers appropriate, including independence, diversity, age, skills, background and experience, financial acumen, availability of service to Harte Hanks, tenure of incumbent directors on the Board and the Board’s anticipated needs. Candidates should also have the skills and fortitude to assess and challenge the current status quo and recommend alternative solutions; the independence necessary to make an unbiased evaluation of management performance and effectively carry out oversight responsibilities; an awareness of both the business and social environment in which the Company operates; and a sense of urgency and spirit of cooperation that will enable them to interact with other Board members in directing the future and profitable growth of the Company. The Nominating and Corporate Governance Committee has determined that it is desirable for the Board to have variety in perspectives, professional experiences, educational background, skills, race, gender and age, and considers issues of diversity and background in determining the appropriate composition of the Board and identifying director nominees. However, the Company does not have a formal policy concerning diversity considerations, nor does the Company have any formal means of assessing the efficacy of its diversity considerations, however, we are committed to inclusiveness and as such, when searching for director nominees, the Nominating and Corporate Governance Committee endeavors to include highly qualified diverse candidates in the pool from which nominees are chosen.

The Nominating and Corporate Governance Committee will consider potential nominees recommended by our stockholders taking into account the same characteristics considered for all other potential nominees. Stockholders may recommend candidates by writing to the Nominating and Corporate Governance Committee at the attention of our Secretary at Harte Hanks, Inc., 2800 Wells Branch Parkway, Austin, Texas 78728. Our Bylaws provide additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Submission of Stockholder Proposals for 2022 Annual Meeting” and in our Bylaws. Stockholders wishing to submit nomination recommendations to the Nominating and Corporate Governance Committee should review Section 1.3 of our Bylaws in their entirety as the director nomination process described herein is incomplete.

Assuming a satisfactory conclusion to the Nominating and Corporate Governance Committee’s review and evaluation process, the Nominating and Corporate Governance Committee presents the candidate’s name to the Board for nomination for election as a director and, if applicable, inclusion in our proxy statement.

Board Meetings and Attendance

There were 28 meetings (in total) held by the Board during the fiscal year ended December 31, 2020, including 19 Board Meetings.  Separately, the Audit Committee had 5 meetings, the Compensation Committee had 3 meetings and the Nominating and Corporate Governance Committee had 1 meeting during the fiscal year ended December 31, 2020. Although the Company does not have a formal policy regarding director attendance at the annual meeting of stockholders, all directors are encouraged to attend. All directors who served on the Board during the fiscal year ended December 31, 2020 attended at least 75% of the Board and applicable committee meetings held.

Board Leadership Structure and Self-Evaluation

Board leadership structures should vary for companies depending on their circumstances. The Board, through the Nominating and Corporate Governance Committee, regularly evaluates whether to combine or separate the roles of principal executive officer and Chairman, especially in connection with changes in leadership. Upon the appointment of Mr. Benett as the Company’s Chief Executive Officer, the Board and Nominating and Corporate Governance Committee re-evaluated the Board’s leadership structure and determined that the most effective leadership structure at that time was to have Mr. Benett serve as both Executive Chairman and Chief Executive Officer with a strong independent Director serving as the Lead Independent Director. The Board believed that, as the individual with primary responsibility for implementing the Company’s turnaround plan, Mr. Benett was best positioned to chair regular Board meetings and to focus the Board’s attention on the issues of greatest importance to the Company and its stockholders.  Mr. Behrens served as the Board’s Lead Independent Director until April 2021.  The Lead Independent Director, supported by the chairs of the independent committees of the Board, was responsible for assessing the performance of the Executive Chairman and Chief Executive Officer and protecting against potential management conflicts.

In April 2021, the Board re-examined its leadership structure and determined that at this time the appropriate structure was to have separate individuals serve as CEO and Chairman.  In connection with this decision, Mr. John H. Griffin, Jr. was elected Chairman of the Board.  Separating these positions will allow Mr. Benett to focus on   running the Company’s business, while allowing Mr. Griffin to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board also believes that separating the Non-Executive Chairman and Chief Executive Officer positions provides enhanced independent leadership and oversight for the Company and the Board.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Harte Hanks and its stockholders. Our corporate governance guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate, in light of the results of evaluations or business needs.  As a result of the appointment of Mr. Griffin as Chairman, the Company no longer has a Lead Independent Director.

Executive Sessions

Our Corporate Governance Principles provide that the non-management members of the Board will hold regular executive sessions in connection with regular Board meetings to consider issues that they may determine from time to time without the presence of any member of management. If the Chairman of the Board is not a member of management, the Chairman will chair each such session and report any material issues to the full Board. If the Chairman is a member of management, the Lead Independent Director serves as the chairman of the executive sessions.  In 2020, these sessions were presided over by our Lead Independent Director, and since the appointment of Mr. Griffin as Chairman, he has presided over the sessions.  If the non-management directors include directors who are not “independent” under applicable SEC rules, then the independent directors will hold an executive session at least once a year. The Chairman of the Board, if an independent director, chairs each such session and reports any material issues to the full Board. If the Chairman is not an independent director, the Lead Independent Director serves as the chairman of such sessions.  We believe having a substantial majority of independent, experienced directors comprising our Board benefits the Company and its stockholders by providing strong oversight and advice on the issues facing the Company.

Risk Oversight

Our Board is responsible for overseeing the risk management process. The Board focuses on our general risk management strategy and the most significant risks we face and ensures that management implements appropriate risk mitigation strategies. The Board is also apprised of particular risk management matters in connection with its general oversight and review of corporate matters.

In performing the risk management process, the Board reviews with management (1) our policies with respect to risk assessment and management of risks that may be material to us, (2) our system of disclosure controls and procedures and system of internal controls over financial reporting, and (3) our compliance with legal and regulatory requirements. The Board also reviews major legislative and regulatory developments that could materially impact our contingent liabilities and risks. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. For example, our Compensation Committee evaluates the risks associated with our compensation plans and policies, and our Audit Committee monitors risks relating to our financial controls and reporting. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. The leadership structure of our Board described above under the section heading “Board Leadership Structure” ensures that management is properly overseen by independent directors.

Management is responsible for day-to-day risk management. Our finance, treasury, general counsel and internal audit functions serve as the primary monitoring and testing groups for company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial and operational levels, as well as compliance and reporting.

In April 2021, recognizing the unique and evolving risks posed by cybersecurity and data protection, the Board determined to delegate to the Audit Committee the responsibility of overseeing risks related to cybersecurity, data protection (including confidential, proprietary and personal information, reputation and goodwill in all forms) and other similar risks. The Audit Committee is also responsible for overseeing and assisting in the establishment of policies and procedures to mitigate such risks.  The Audit Committee Charter has been amended to update the committee’s scope of responsibility to include overseeing such risks.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our Board, including any individual director or the directors as a group, by mailing such communications to Harte Hanks, Inc., Attn: Corporate Secretary, 2800 Wells Branch Parkway, Austin, Texas 78728. Such correspondence shall be addressed to the Board or any individual director by either name or title.

All communications received as set forth in the preceding paragraph will be opened by our Corporate Secretary or the secretary’s designee for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our Board or any individual director, our Corporate Secretary will make sufficient copies of the contents to send to each director to which the envelope is addressed.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding director attendance at the annual meeting of stockholders, all directors are encouraged to attend.  All directors serving on the Board during the fiscal year ended 2020 attended the 2020 annual meeting of stockholders, and all current directors plan to virtually attend the 2021 Annual Meeting.

Code of Business Conduct and Ethics

We have established a corporate compliance program as part of our commitment to responsible business practices in all of the communities in which we operate. The Board has adopted a Business Conduct Policy that applies to all of our directors, officers and employees, which promotes the fair, ethical, honest and lawful conduct in our business relationships with employees, customers, suppliers, competitors, government representatives, and all other business associates. In addition, we have adopted a Code of Ethics applicable to our Chief Executive Officer and all of our senior financial officers. The Business Conduct Policy and Code of Ethics form the foundation of a compliance program that includes policies and procedures covering a variety of specific areas of professional conduct, including compliance with laws, conflicts of interest, confidentiality, public corporate disclosures, insider trading, trade practices, protection and proper use of company assets, intellectual property, financial accounting, employment practices, health, safety and environment, and political contributions and payments. The Business Conduct Policy forbids employees and directors from engaging in hedging activities with respect to our securities.

Both our Business Conduct Policy and our Code of Ethics are available on our website at www.hartehanks.com, under the “Corporate Governance” subsection of our “Investors” section. In accordance with OTCQX and SEC rules, we intend to disclose any future amendments to our Code of Ethics, or waivers from our Code of Ethics for our Chief Executive Officer or Chief Financial Officer.

Hedging Policy

The Company’s Business Conduct Policy forbids employees and directors from engaging in hedging activities or similar arrangements with respect to our securities. As of the date of this proxy statement, management of the Company is not aware of any hedging activities by Company insiders involving the Company’s securities.

Certain Relationships and Related Transactions, and Director Independence

Director Independence

Our common stock is listed on the OTCQX.  As required under the listing standards of the OTCQX, at least two members of the Board must qualify as “independent”. Our Board has affirmatively determined that the following five directors are independent within the meaning of the Company’s corporate governance guidelines, as well as those that are applicable to companies with shares listed on the NYSE: Ms. Combes and Messrs. Behrens, Griffin, Radoff and Tobia.

Our Board reviews related party transactions for potential conflict of interest issues and has adopted certain policies and procedures relating to its review, approval or ratification of any transaction in which the Company is a participant and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons. As set forth in the Nominating and Corporate Governance Committee’s charter, except for matters delegated by the Board to the Audit Committee, all proposed related transactions and conflicts of interest should be presented to the Nominating and Corporate Governance Committee for its consideration. If required by law, SEC regulations or any other applicable rule or regulations, such transactions must obtain Nominating and Corporate Governance Committee approval. In reviewing any such transactions and potential transactions, the Nominating and Corporate Governance Committee may take into account a variety of factors that it deems appropriate, which may include, for example, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, any affiliate transaction restrictions that may be included in our debt agreements, any impact on the Board’s evaluation of a non-employee director’s independence or on such director’s eligibility to serve on one of the Board’s committees and any required public disclosures by Harte Hanks.

As part of the Board’s review of the independence of Board members, questionnaires are used on an annual basis (or when a new director is added) to gather input to assist the Nominating and Corporate Governance Committee and the Board in their determinations of the independence of the non-employee directors. Based on the foregoing and on such other due consideration and diligence as it deemed appropriate, the Nominating and Corporate Governance Committee presented its 2020 findings to the Board on the independence of each of its non-employee directors, in each case in accordance with the Company's corporate governance guidelines and applicable federal securities laws. The Board determined that, other than in their capacity as directors, none of Ms. Combes and Messrs. Behrens, Griffin, Radoff and Tobia had a material relationship with Harte Hanks, either directly or as a partner, stockholder or officer of an organization that has a relationship with Harte Hanks. The Board further determined that (i) each of Ms. Combes and Messrs. Behrens, Griffin, Radoff and Tobia is otherwise independent under rules that would be applicable to companies listed on the NYSE, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and (ii) each of Ms. Combes and Messrs. Behrens, Griffin, Radoff and Tobia satisfied the additional audit committee independence standards under Rule 10A-3 of the SEC.

When assessing the materiality of a director’s relationship with us, if any, the Board considers all known relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. These documents also contain provisions that provide for the indemnification of our directors for third party actions and actions by or in the right of Harte Hanks that mirror Section 145 of the Delaware General Corporation Law.

In December 2019, the Company entered into an indemnification agreement with each of our directors and executive officers (the “Indemnification Agreements”). The Board determined that it is in the best interests of the Company and its stockholders to enter into Indemnification Agreements in order to attract and retain highly competent individuals to serve, or continue to serve, as directors and executive officers. The Indemnification Agreements, among other things, subject to certain exceptions, require the Company to indemnify, and advance expenses to, each director and executive officer to the fullest extent permitted by the laws of the State of Delaware, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of such person's services as a director or executive officer.

Our Certificate of Incorporation also states that the Company has the power to purchase and maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We also have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth the number of shares of our common stock beneficially owned by (1) our “named executive officers” included in the Summary Compensation Table below, (2) each current Harte Hanks director, (3) each person known by Harte Hanks to beneficially own more than 5% of the outstanding shares of our common stock, and (4) all current Harte Hanks directors and executive officers as a group. Except as otherwise noted below, (a) the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, and (b) ownership is as of May 4, 2021, when 6,666,984 shares of our common stock were outstanding.

Name and Address of Beneficial Owner (1)(2)	Number of Shares of Common Stock	Percent of Class
Named Executive Officers
Andrew B. Benett	213,500	*
Brian Linscott	36,004	*
Laurilee Kearnes	4,318	*

Directors
Evan Behrens	40,636	*
David L. Copeland (3)	390,947	5.86%
Genni Combes	—	*
John H. Griffin, Jr.	51,389	*
Bradley Radoff (4)	660,000	9.90%
Alfred V. Tobia, Jr.	55,741	*

5% Holders
Wipro LLC (5)	1,001,658	15.02%
William Blair & Company LLC (6)	661,118	9.92%
Houston H. Harte (7)	660,816	9.91%
Fondren Management LP (8)	513,502	7.70%
Westerly Holdings LLC (9)	975,000	14.62%
Dimensional Fund Advisors LP (10)	271,009	4.06%
All current directors and executive officers as a group (9 persons)(11)	1,452,535	21.79%

*	less than 1%.
(1)

The address of (a) Houston H. Harte is P.O. Box 17424, San Antonio, TX 78217, (b) Dimensional Fund Advisors, Inc. is 6300 Bee Cave Road, Building One, Austin, TX 78746, (c) Fondren Management LP is 2727 Kirby Drive, Unit 29L, Houston, Texas 77098, (d) Wipro LLC is 2 Tower Center Blvd, Suite 2200, East Brunswick, NJ 08816, (e) Westerly Holdings LLC, 201 Mission Street, Suite 580 San Francisco, CA 94105, (f) William Blair & Company LLC is 150 North Riverside Plaza, Chicago, IL 60606 and (g) each other beneficial owner is c/o Harte Hanks, Inc., 2800 Wells Branch Parkway, Austin, TX 78728.

(2)	Does not include shares that may be acquired upon the future exercise of options that will not vest within 60 days of March 31, 2021.
(3)

Includes the following shares to which Mr. Copeland disclaims beneficial ownership: (a) 3,800 shares held as custodian for unrelated minors for which Mr. Copeland is the sole custodian, (b) 30,150 shares that are owned by various trusts for which he serves as trustee or co-trustee and holds shared voting and dispositive power, (c) 306,246 shares owned by the Shelton Family Foundation, of which he is one of nine directors and an employee, and (d) an aggregate of 1,010 of the disclaimed shares are held in trusts of which Mr. Copeland serves as the sole trustee and holds sole voting and investment power. Information relating to this stockholder is based on the stockholder’s Schedule 13D, filed with the SEC on December 5, 2019 and stock transactions that Mr. Copeland informed the Company of in 2020.

(4)	Mr. Radoff, as the sole shareholder and sole director of each of BLRGP Inc. and FMLP Inc. and a director of The Radoff Family Foundation, may be deemed the beneficial owner of the (i) 513,502 Shares beneficially owned by BLR Partners and (ii) 50,000 Shares beneficially owned by The Radoff Family Foundation. In addition, Mr. Radoff directly owns 76,498 Shares and indirectly owns (through his IRA) 20,000 Shares. Information relating to this stockholder is based on the stockholder’s Schedule 13D/A, filed with the SEC on April 29, 2021.
(5)

Wipro, LLC owns 9,926 shares of Series A Convertible Preferred Stock, which shares are convertible into up to 1,001,658 shares of the Company’s common stock at Wipro LLC’s election. Information relating to this stockholder is based on the stockholder’s Schedule 13D, filed with the SEC on February 9, 2018.

(6)

661,118 shares are held by William Blair & Company, L.L.C., in its capacity as investment adviser, to clients who have granted discretionary authority to dispose of or direct the disposition of the shares to William Blair & Company, L.L.C. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. One such client, Sarah Harte in her position as trustee of the Harte Management Trust, is known to have such right or power with respect to more than five percent of the common stock. Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the SEC on February 11, 2021.

(7)

660,816 shares are held in the Harte Management Trust, over which Houston H. Harte, Carolyn Harte and Sarah Harte share voting and dispositive power. Information relating to this stockholder group is based on such group’s Schedules 13D/A filed with the SEC on March 29, 2019.

(8)	Includes 513,502 shares held by BLR Partners LP. BLRPart, LP, as the general partner of BLR Partners LP, may be deemed to be the beneficial owner of the 513,502 shares beneficially owned by BLR Partners LP. BLRGP Inc., as the general partner of BLRPart, LP, may be deemed the beneficial owner of the 513,502 shares beneficially owned by BLR Partners LP. Fondren Management, LP, as the investment manager of BLR Partners LP, may be deemed the beneficial owner of the 513,502 shares beneficially owned by BLR Partners LP. FMLP Inc., as the general partner of Fondren Management, LP, may be deemed the beneficial owner of the 513,502 shares beneficially owned by BLR Partners LP. For the purposes of the reporting requirements of the Exchange Act, Bradley L. Radoff, as the sole shareholder and sole director of each of BLRGP Inc. and FMLP Inc., may be deemed the beneficial owner of the 513,502 shares of Common Stock beneficially owned by BLR Partners LP. Information relating to this stockholder is based on the stockholder’s Schedule 13D/A, filed with the SEC on April 29, 2021.
(9)

Represents 975,000 shares held for the accounts of Westerly Partners, L.P., a Delaware limited partnership, and Westerly Partners QP, L.P., a Delaware limited partnership. Westerly Capital Management, LLC serves as investment manager and Westerly Holdings LLC serves as the general partner to Westerly Partners, L.P. and Westerly Partners QP, L.P. For the purposes of the reporting requirements of the Exchange Act, Westerly Holdings LLC may be deemed to beneficially own 975,000 shares of Common Stock. Information relating to this stockholder is based on Amendment No. 2 the stockholder’s Schedule 13G/A, filed with the SEC on February 4, 2021.

(10)

Represents shares held by investment advisory clients of Dimensional Fund Advisors LP (“Dimensional”) for whom Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries possess sole voting power over 262,560 such shares and sole investment power over all such shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reflected are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The Funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. To the knowledge of Dimensional, the interest of no one such Fund exceeds 5% of the Company’s common stock. Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the SEC on February 8, 2019.

(11)	This group includes Andrew B. Benett, Laurilee Kearnes, Brian Linscott, Evan Behrens, David L. Copeland, John H. Griffin, Jr., Genni Combes, Bradley Radoff and Alfred V. Tobia, Jr.

EXECUTIVE COMPENSATION

Our Compensation Committee reviews our executive officers’ overall compensation packages on an annual basis or more frequently as it deems warranted. We provide our executives with an annual base salary as a fixed, stable form of compensation and an annual cash bonus opportunity to create additional performance incentives. We also from time to time grant our executives equity-based awards to provide an additional incentive to grow our business and further link their interests with those of our stockholders. We have also historically allowed our executive officers to elect to receive up to 30% of annual incentive plan (“AIP”) payments in the form of restricted stock vesting on the first anniversary of the grant, with executive officers receiving 125% of the value of the forgone cash bonus in shares of restricted stock.

As a “smaller reporting company” (as such term is defined under applicable securities laws), we are required to disclose the compensation for our principal executive officer and our two other most highly compensated executive officers serving as of the last day of the applicable fiscal year. In certain cases, disclosure may also be required for individuals who served as executive officers for a portion of the fiscal year but were not serving as executive officers at the end of the year. As a smaller reporting company, we are not required to include a compensation discussion and analysis in this proxy statement.

For the fiscal year ended December 31, 2020, the named executive officers were:

•	Andrew B. Benett, our Chief Executive Officer;
•	Brian Linscott, our Chief Operating Officer;
•	Laurilee Kearnes, our Chief Financial Officer.

The table below sets forth the annual compensation for services rendered during fiscal 2020 and, to the extent applicable under SEC Rules, fiscal 2019.

Summary Compensation Table - Fiscal 2019-2020

							All Other
		Salary		Bonus		Stock Awards	Compensation	Total
Name and Principal Position	Fiscal Year	($)		($)		($)(1)	($)	($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)
Andrew B. Benett, Chief Executive Officer	2020	380,000		228,000		364,500	120,000	1,092,500
	2019	57,692	(2)	—		427,500	—	485,190
Brian Linscott, Chief Operating Officer	2020	338,654		247,500	(3)	201,648	—	787,799
Laurilee Kearnes, Current Chief Financial Officer (4)	2020	282,692		167,124		120,250	667	570,733
	2019	235,096		52,169		136,843	—	424,108

(1)

The amounts in columns (e) reflect the full grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see note G of our audited financial statements for the fiscal year ended December 31, 2020 included in our Form 10-K for the same period.  For performance-based stock units the fair value assumed such awards vested based on probable outcome of the performance conditions as of the grant date.

(2)

Includes $43,846 in base salary payments with respect to Mr. Benett’s services as Chief Executive Officer from November 18, 2019 to December 31, 2019 and $13,846 in Executive Chairman fees for the period from November 18, 2019 to December 31, 2019.

(3)	Column (d) includes a sign-on bonus of $37,500 Mr. Linscott received in connection with his appointment as Chief Operating Officer. Mr. Linscott also received a $210,000 special bonus in 2020 for the achievement of certain operating performance measures.
(4)

Ms. Kearnes was promoted from Principal Accounting Officer to Chief Financial Officer on November 15, 2019.  Her base salary for 2019 is prorated based on her service in such position. The amount disclosed in column (d) for 2020 includes $2,124 in respect of her 2020 Phantom Stock vesting and a special bonus of $165,000 granted to Ms. Kearnes in 2020 for the achievement of certain accounting performance measures. The amount disclosed in column (d) for 2019 includes $2,169 in respect of her 2019 Phantom Stock vesting and a special bonus of $50,000 granted to Ms. Kearnes in 2019, $25,000 of which was paid on September 20, 2019 and $25,000 of which was paid on March 20, 2020 due to achievement of certain accounting performance measures.

(5)	Bonus amounts shown for 2020 represent amounts earned in respect of 2020 annual incentives, which were paid in early 2021.

All Other Compensation

Name	Year	Insurance Premiums ($) (1)	Other ($)		Total ($)
Andrew B. Benett, Chief Executive Officer	2020	—	120,000	(2)	120,000
Laurilee Kearnes, Current Chief Financial Officer	2020	667	—		667

(1)	Reflects annual premium paid by the Company for life insurance policies obtained in connection with providing salary continuation benefits to each of the named executive officers.
(2)	Reflects the Board fee paid to Mr. Benett in 2020.

Stock Ownership Guidelines & Hedging Policies

The Committee believes that stock ownership requirements encourage officers to maintain a significant financial stake in our company, thus reinforcing the alignment of their interests with those of our stockholders. Consistent with this philosophy, we have stock ownership guidelines that require all officers to acquire and hold significant levels of our common stock. Under these guidelines (revised in February 2018), a corporate officer must reach the minimum required level of common stock ownership no later than five years from commencement of employment (and sooner in some cases). Officers promoted to a level with a higher minimum equity ownership level have three years to reach the higher level of ownership. The target ownership level (relative to base annual salary) is 500% for the CEO, 200% for executive vice presidents and senior vice presidents, and 100% for vice presidents.

The recent stock ownership of our executive officers is reflected in the section above entitled “Security Ownership of Management and Principal Stockholders.” For purposes of measuring compliance with these stock ownership guidelines, all common stock (including restricted stock units) owned by an executive officer is included. Compliance with the target ownership level is measured by the greater of (i) the aggregate of the consideration paid for qualifying shares (but for unvested awards, the grant date value), or (ii) the result of multiplying the number of qualifying shares by the average closing price of the Company’s common stock over the trailing 12 months. Neither options nor performance awards are included in the compliance calculation.

If an officer has not previously met the minimum equity ownership level, the officer must retain half of the “net shares” related to any option exercise or vesting of restricted stock or performance awards. “Net shares” means the number of shares remaining after the sale of shares to cover the exercise price of options and the sale of shares sufficient to pay taxes related to the exercise of options or vesting of restricted stock or performance awards. If an executive officer has previously met the applicable target ownership level, then so long as such officer maintains the number of shares needed for compliance at that time, the officer will be deemed to be in compliance notwithstanding any stock price fluctuations.

The ownership guidelines, and compliance by officers with the guidelines, are reviewed annually by the Committee. Any remedial action for failure to comply with the stock ownership guidelines is to be determined by the Committee on a case-by-case basis. While our executive officers are endeavoring to meet these ownership thresholds, none of our officers have met the holding requirements under the guidelines.  Mr. Benett has through 2024, Mr. Linscott has through 2025, and Ms. Kearnes has through 2022 to meet the holding requirements.

As part of our Business Conduct Policy, we have adopted an insider trading policy that, among other things, forbids officers from engaging in hedging activities with respect to our securities.

Clawback Policy

In February 2018, the Board adopted a clawback policy. This policy formalized the Company’s long-standing practice of including in award agreements (or other applicable documents which provide the terms of incentive compensation) a provision that makes such incentive compensation subject to forfeiture, reimbursement and/or recoupment in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws. Under the clawback policy, incentive compensation includes the following (provided that such compensation is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure): annual bonuses/incentive plan awards and other short-and long-term cash incentives; stock options; stock appreciation rights; restricted stock awards and/or units; performance unit awards; and any other compensation designated as “Incentive compensation” by the Committee at the time such compensation is made, granted or awarded.

Equity Compensation Plan Information at Year-End 2020

The following table provides information as of December 31, 2020 regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under Harte Hanks, Inc. 2020 Equity Incentive Plan (as amended, the “2020 Plan”) and the Amended and Restated Harte Hanks 2013 Omnibus Incentive Plan (the “2013 Plan”).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(3)
Equity compensation plans approved by security holders	909,724	$40.25	2,060,951

(1)

Consisting of outstanding options, restricted stock units and stock-denominated performance units.  If actual performance under the performance-based restricted stock units falls below the prescribed level for these awards, fewer shares would be issued.

(2)	The weighted-average exercise price does not take into account any shares issuable upon vesting of outstanding restricted stock or performance restricted stock units, which have no exercise price.
(3)

Represents shares available under our 2020 Plan; all shares remaining available for issuance under the 2013 Plan were rolled into 2020 Plan when the 2020 Plan was approved by stockholders.  Shares available for issuance under our 2020 Plan may be issued pursuant to stock options, restricted stock, performance restricted stock units, common stock and other awards that may be established pursuant to the 2020 Plan.  If actual performance under the performance-based restricted stock units falls below the prescribed level for these awards, fewer shares would be issued.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding equity awards held at the end of 2020 by our named executive officers. These equity awards were issued pursuant to our 2020 Plan and 2013 Plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (2)
(a)	(b)	(c)		(d)	(e)	(f)		(g)	(h)		(i)
Andrew Benett						250,000	(3)	$687,500	—		—
Laurilee Kearnes	200	—		$123.1	2/5/2021	520	(5)	$1,430	26,316	(7)	$94,211
	300	—		$99.1	2/5/2022	73,772	(6)	$202,873
	400	—		$77.2	2/5/2023
	297	—		$82.3	4/15/2024
	854	—	(4)	$76.8	4/15/2025
Brian Linscott						75,000		$206,250

(1)	Based upon the closing market price of our common stock as of December 31, 2020 ($2.75), as reported on the OTCQX.
(2)

In 2017, 2018 and 2019, our Compensation Committee awarded our executives performance-based stock units which are payable, if earned, in shares of common stock or cash. The payout levels range from 0% to a maximum of 100% of the performance units granted.

(3)

150,000 of these restricted stock units generally vest in three equal annual installments on the first three anniversaries of November 18, 2019; 150,000 of these restricted stock units generally vest in three equal annual installments on the first three anniversaries of January 2, 2020.

(4)	This SAR is scheduled to vest on June 23 of 2021.
(5)	This phantom stock is scheduled to vest on June 23, 2021.
(6)	4,386 of these restricted stock units is scheduled to vest on September 6, 2021 and 2022. 65,000 of these restricted stock units generally vest in three equal annual installments on the first three anniversaries of August 8, 2020.
(7)	These performance stock units generally vest if, following a period of at least one full year from September 6, 2019, certain share price targets are met.

Executive Employment and Severance Agreements

In 2020 we had the following types of severance arrangements with our named executive officers, each addressing or intended to address different employment and/or termination circumstances:

•	our executive severance policy (the “Executive Severance Policy”);
•	our “change in control” severance agreement (the “CIC Agreements”);
•	an employment agreement with Mr. Linscott, our Chief Operating Officer (“COO Agreements”; and
•	an employment agreement with Mr. Benett, our Chief Executive Officer (the “CEO Agreement”).

In January 2020, the Board renewed its prior practice (established in 2019) that all severance agreements with executive officers, including each agreement made with individuals under the Executive Severance Policy, going forward, would be as determined by the Board in its discretion.

Executive Severance Policy

In January 2015, we adopted an Executive Severance Policy applicable to corporate officers and certain other executive employees designated by the Compensation Committee. The Executive Severance Policy applies only for named executive officers in circumstances when they do not have a specific agreement that determines their rights to severance. In 2020 only Ms. Kearnes was covered by the Executive Severance Policy. The Executive Severance Policy provides a participating executive whose employment is terminated without “cause,” (i) severance payments equal to such executive’s then-current base salary for the one-year severance period and (ii) subject to certain conditions, up to a year of contributions toward health care coverage. In exchange, executives are required to deliver a full release to the Company and adhere to non-competition and non-solicitation covenants. The Executive Severance Policy does not provide any acceleration of vesting for equity awards in the event of an executive’s termination. The Executive Severance Policy can be amended upon six months’ notice by the Compensation Committee, and it terminates immediately prior to a change of control of the Company.

CIC Agreements

The CIC Agreements are designed to allow us to attract and retain key talent by providing defined compensation in the event of a change in control. The payout levels and other terms of the CIC Agreements are based on the Compensation Committee’s review of publicly available market data regarding severance agreements and prior iterations of these agreements. Mr. Linscott, Mr. Benett and Ms. Kearnes are each a party to a CIC Agreement with the Company. The CIC Agreements provide that if, after a change in control, an executive (i) is terminated other than for “cause” (as defined in the agreement), death or disability or (ii) elects to terminate the executive's employment for “good reason,” then such executive is entitled to severance compensation and a cash payment sufficient to cover health insurance premiums for a defined period of time (18 to 24 months). The amount of severance compensation is the sum of (A) the executive’s annual base salary in effect immediately prior to the change in control or termination date, whichever is larger, plus (B) the executive’s target-level bonus or incentive compensation multiplied by 1.0 or 2.0.  The foregoing severance multiples were reduced by 0.5 as a result of changes made in the form of CIC Agreement in 2015, but incumbent officers retained their earlier-awarded higher multiples. With respect to equity awards, the CIC Agreements provide that so long as such awards are assumed or replaced with equivalent awards by the acquirer, there will be no “single-trigger” acceleration.

Minimum Guarantee Agreements

The severance provisions of the Minimum Guarantee Agreements generally set the level of the applicable  executive’s severance pay period under the applicable severance arrangement (e.g., the Severance Policy or CIC Agreement).  The CEO Agreement with Mr. Benett provides that Mr. Benett will receive severance pay for a period of 18 months (as noted below). The COO Agreement with Mr. Linscott provides that Mr. Linscott will receive severance pay for a period of 12 months (as noted below).

CEO Agreement

The CEO Agreement provides for the following severance payments and benefits upon a termination of Mr. Benett’s employment by the Company without “cause” or his resignation for “good reason” (each as defined in the CEO Agreement): (i) 18 months of continued base salary and (ii) 12 months of continued health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.

COO Agreement

The COO Agreement provides for the following severance payments and benefits upon a termination of Mr. Linscott’s employment by the Company without “cause” or his resignation for “good reason” (each as defined in the CEO Agreement): (i) 12 months of continued base salary and (ii) 12 months of continued health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.

Annual Incentive Plan

We provide an annual incentive opportunity (an “AIP”) for named executive officers to achieve certain milestones within the Company and, where appropriate, to advance business line performance on a year-over-year basis. This annual short-term cash incentive opportunity provides an incentive for our executives to manage our businesses to achieve targeted financial results.  Our 2020 AIP for executives was administered under the 2013 Plan. We paid the following amounts to our named executive officers under the 2020 AIP, based on various financial performance and operational efficiency goals: $228,000 to Mr. Benett, $210,000 to Mr. Linscott and  $165,000 to Ms. Kearnes.

Equity Incentive Plan

From time to time, the Company grants equity incentive awards to our named executive officers and other selected employees. Prior to adoption of the 2020 Plan, such awards were granted under the 2013 Plan.  The 2020 Plan was approved by stockholders at the 2020 annual meeting of stockholders, and therefore no new awards will be granted under the 2013 Plan (although outstanding awards under the 2013 Plan will continue to be governed by the terms of the 2013 Plan).  The 2020 Plan is administered by our Board of Directors, or a committee thereof. Currently the plan is administered by the Compensation Committee. The administrator has authority to interpret the plan provisions and make all required determinations under the 2020 Plan (including making appropriate adjustments to reflect stock splits and similar events). Employees, directors and consultants of the Company and its subsidiaries are eligible for award grants under the 2020 Plan. Awards of stock options, stock appreciation rights, restricted stock, restricted stock units and other awards may be granted under the plan.

DIRECTOR COMPENSATION

Director Compensation

Under our director compensation program in 2020, we provided compensation to our directors who are not employed by us or any of our subsidiaries (referred to herein as “non-employee directors”) as follows:

Annual Retainer	$60,000
Annual Equity Awards	18,000 Shares which equals to $33,300
Annual Committee Chair Fee	$5,500 to $12,500
Lead Independent Director Fee	$35,000

Each independent director was able to elect, annually or in connection with such director’s appointment to the Board, to receive all or a portion of such director’s cash compensation otherwise payable for such director’s services in shares of the Company’s common stock. These shares of common stock are granted as soon as administratively practicable following the end of each of the Company’s fiscal quarters. The number of shares delivered is based on the market value of one share of the Company’s common stock on the OTCQX as of the last day of the immediately preceding quarter, in accordance with the 2020 Plan.

In 2019, the annual cash retainer was increased to $60,000 and the annual equity retainer was increased to $90,000, to compensate the directors for their increased time and efforts. In December of 2019, the Board determined to maintain the annual retainers at 2019 levels. During 2020, the Board decided to reduce the annual equity retainer to 18,000 shares of the Company's common stock.  In addition, in July of 2020 the Board determined to eliminate the separate committee retainer fees and ceased paying such fees on July 22, 2020. Non-employee directors only received their annual retainer fee after that date.   At the date of grant, this equaled $33,300.

Mr. Benett, our Chief Executive Officer and also a director of the Board, received cash retainer fee of $120,000 in respect of his role as a director, which amount is included in the Summary Compensation Table.

2020 Director Compensation for Non-Employee Directors

The following table sets forth the total compensation paid to our non-employee directors for their service on our board of directors during fiscal 2020:

Name	Fees Earned or Paid in Cash($) (1)	Option Awards ($)	Stock Awards ($) (2)	Total ($)
David L. Copeland	60,000	—	33,300	93,300
John H. Griffin Jr.	60,000	—	33,300	93,300
Melvin L. Keating	40,538	—	33,300	73,838
Maureen E. O’Connell	37,742	—	33,300	71,042
Alfred V. Tobia Jr.	63,075	—	33,300	96,375
Evan Behrens	79,570	—	33,300	112,870

(1)	This Column includes annual Board fees, and the committee retainers directors received in cash.
(2)	Each of the independent directors was granted restricted stock units in 2020 with a grant date fair value of $33,300 (rounded down to the nearest whole share), computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see note G of our audited financial statements for the fiscal year ended December 31, 2020 included in our Form 10-K for the same period. Restricted stock units granted in 2020 provide for vesting on the first anniversary of the date of grant.
(3)	This amount also includes $19,570 of annual Lead Independent Director fee Mr. Behrens received in 2020.

Director Stock Ownership Guidelines & Hedging Policy

Under our Corporate Governance Principles and Stock Ownership Guidelines, non-employee directors are expected to hold five times the annual cash retainer amount in company stock (an increase from three times the annual cash retainer amount). Employee directors are likewise subject to the Stock Ownership Guidelines, but as applicable to their management level rather than directorship. Currently, each of our directors is in compliance with this policy.  As part of our Business Conduct Policy, we have adopted an insider trading policy that, among other things, forbids directors from engaging in hedging activities with respect to our securities.

PROPOSAL I

ELECTION OF DIRECTORS

Election of Directors

We currently have seven (7) directors serving on our Board and, as a result of Mr. Behrens decision to retire from the Board, are nominating six (6) candidates for election as directors. The directors elected at the Annual Meeting will be elected to serve a term ending at our 2022 annual meeting of stockholders (and, in each case foregoing, until their successors are duly elected and qualified, or their earlier death, resignation or removal).

Directors will be elected with the affirmative vote of a majority of the votes cast in favor of his or her election at the Annual Meeting virtually or by proxy (i.e., the number of votes “for” such director’s election constitutes more than the number of votes “withheld” with respect to such director’s election). Pursuant to our Bylaws, each nominee has submitted an irrevocable resignation as a director, which resignation will become effective upon (1) that person not receiving a majority of the votes cast in favor of his or her election in an uncontested election and (2) acceptance by the Board of that resignation in accordance with the policies and procedures adopted by the Board for such purpose.

The nominees for directors are (1) Andrew B. Benett, (2) Genni Combes, (3) David L. Copeland, (4) John H. Griffin, Jr., (5) Bradley Radoff and (6) Alfred V. Tobia, Jr., each of whom is currently serving as a director. Each nominee has indicated his or her willingness to serve as a director if elected. If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy, and if any director is unable to serve his full term, the Board may reduce the size of the Board or designate a substitute to fill the vacancy.

Information with respect to the nominees is set forth in the section of this proxy statement entitled “Directors and Executive Officers.” Our Board believes each of the nominees possess the necessary experience, qualifications, attributes and skills to provide significant value to Harte Hanks.

The accompanying proxy card will not be voted for anyone other than the Board’s nominees or designated substitutes. The persons named in the accompanying proxy card will vote to elect the Board’s nominees unless, by marking the appropriate space on the proxy card, the stockholder instructs that he, she or it withholds authority from the proxy holder to vote.

Board Recommendation on Proposal

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD.

The management proxy holders will vote all duly submitted proxies FOR election of all of our director nominees named on the enclosed proxy card unless duly instructed otherwise.

PROPOSAL II

ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Say-on-Pay

Pursuant to the SEC proxy rules and the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders with an advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and related tables and disclosure (commonly referred to as “say-on-pay”). Our Board recognizes the interest our investors have in the compensation of our executives, and how our company manages compensation in light of business needs and market expectations. Specifically, we are seeking a vote on the following resolution:

RESOLVED, that the stockholders of Harte Hanks, Inc. approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K.

We have adopted a policy of holding say-on-pay votes on an annual basis.  We have adopted an executive compensation philosophy designed to provide strong alignment between executive pay and performance, and to focus executives on making decisions that enhance our stockholder value in both the short and long term. Executives are compensated in a manner consistent with our strategy, competitive practices, stockholder interest alignment, and the Compensation Committee’s view of evolving compensation governance standards. Stockholders are encouraged to read the compensation tables and the related narrative disclosure in this proxy statement. The Compensation Committee monitors our compensation policies and decisions to ensure that they are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead the Company successfully in a challenging and competitive environment. The Compensation Committee has designed our executive compensation and benefit programs to attract, motivate and retain a talented management team and to appropriately reward individual contributions to the achievement of our strategic goals.  We believe that shareholders are generally supportive of our executive compensation programs, as evidenced by the fact that our executive compensation program was approved by 99.3% of the votes cast at last year’s say on pay vote.

The Board, like the Company’s executive officers, is challenged by the steep declines faced by the business. Nevertheless, the Company operates in an environment where there is competition for talent, and when executive officers take on additional responsibilities as they navigate a turn-around, providing meaningful compensation that serves to reward their efforts, if successful, is essential. The Compensation Committee believes the compensation for our executive officers is competitive and that our compensation practices have enabled Harte Hanks to attract and retain the executive talent needed for the challenging turn-around the Company is facing. The Compensation Committee also finds the named executive officers’ total compensation to be fair and reasonable for our circumstances, and consistent with the Company’s executive compensation philosophy.

Board Recommendation on Proposal

OUR Board unanimously recommends a vote FOR the approval (on a non-binding advisory basis) of our named executive officer compensation disclosed in this proxy statement pursuant to the resolution above.

The management proxy holders will vote all duly submitted proxies FOR the approval (on a non-binding advisory basis) of our named executive officer compensation disclosed in this proxy statement pursuant to the resolution above unless duly instructed otherwise.

PROPOSAL III

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Description of Proposal

In accordance with its charter, the Audit Committee has selected Moody, Famiglietti & Andronico, LLP (“MFA”) as the Company’s independent registered public accounting firm to audit our consolidated financial statements for fiscal 2021 and to render other services required of them. The Board is submitting the selection of MFA for ratification at the Annual Meeting. Representatives of MFA are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Selection of Independent Registered Public Accounting Firm

The submission of this matter for ratification by stockholders is not legally required. However, the Board and its Audit Committee believe that such submission provides an opportunity for stockholders to give direct feedback to the Board and its Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of MFA, the Audit Committee will reconsider the selection of such firm as our independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.

The Audit Committee has the sole authority and responsibility to retain, evaluate, and, where appropriate, replace our independent registered public accounting firm. Ratification by the stockholders of the selection of MFA does not limit the authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm at any time during the year or thereafter, and the failure to gain such ratification does not limit the Audit Committee’s authority to retain MFA.

Board Recommendation on Proposal

OUR Board of Directors unanimously recommends a vote FOR the ratification of the selection of MFA as Harte Hanks’ independent registered public accounting firm for the fiscal year ended December 31, 2021.

The management proxy holders will vote all duly submitted proxies FOR the ratification of the selection of MFA as Harte Hanks’ independent registered public accounting firm for the fiscal year ended December 31, 2021 unless duly instructed otherwise.

Audit Committee Report

In connection with the Company’s consolidated financial statements for the year ended December 31, 2020, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;
•

discussed with the independent registered public accounting firm auditing the Company’s financial statements, MFA, the matters required to be discussed by Auditing Standard No. 1301 Communications with Audit Committees; and

•

received the written disclosures and the letter from MFA as required by the Public Company Accounting Oversight Board regarding MFA’s communications with the Audit Committee concerning independence and has discussed with MFA its independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

The foregoing report is respectfully submitted by the members of the Audit Committee at the time the Company’s consolidated financial statements for the year ended December 31, 2020 were approved.

John H. Griffin, Jr.

Evan Behrens

Alfred V. Tobia, Jr.

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

Independent Auditor Fees and Services

Deloitte served as our independent accountant for a portion of the fiscal year ended December 31, 2019.  Moody, Famiglietti & Andronico, LLP (“MFA”) served as our independent accountant upon the dismissal of Deloitte on April 12, 2019 and for all of fiscal 2020.  MFA continues to serve as our independent accountant.

The following table sets forth the aggregate amount of various professional fees billed by our principal accountants:

	Years Ended
	December 31,
	2020	2019
Audit fees	$441,150	$375,000
Audit related fees	—	—
Tax Fees (relating to state, federal and international tax matters)	—	—
All Other Fees	—	—
Total audit and audit-related fees	$441,150	$375,000

Audit Fees. Audit fees consist of aggregate fees for the annual financial statement audit, quarterly financial statement reviews and services in connection with filings with the SEC. All audit fees are approved by the Board.

Audit-Related Fees. Audit-related fees consist of aggregate fees for assurance and related services other than those included under “Audit Fees” above. Includes charges for statutory audits of certain of the Company’s foreign subsidiaries required by countries in which they are domiciled in 2020 and 2019.

Tax Fees. Tax fees include fees for professional services for tax compliance, tax advice and tax planning, primarily, fees related to tax preparation services. All tax fees are approved by the Audit Committee.

All Other Fees: Other fee include fees for products and services other than the services reported above. All other fees are approved by the Audit Committee.

Pre-Approval Policies and Procedures

Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee Charter. The Audit Committee considers whether the audit fees disclosed above are compatible with maintaining MFA's independence and has so determined that the service provided by MFA is compatible with maintaining MFA’s independence. The Audit Committee pre-approved audit services provided to us by MFA in 2020 and those proposed to be provided by MFA in 2021.

OTHER BUSINESS

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth above. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in our proxy statement and form of proxy for our 2022 annual meeting of stockholders (the “2022 Meeting”) must be received by us at our principal executive offices on or before February 23, 2022 (assuming that the 2021 Meeting is held on June 23, 2022, the anniversary of the Annual Meeting). Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act.

Under our Bylaws, stockholder nominations for election of directors or stockholder proposals that are being submitted other than for inclusion in the proxy statement and form of proxy for our 2022 Meeting must be received at our principal executive offices no earlier than February 23, 2022 and no later than March 25, 2022 (assuming that the 2022 Meeting is held on June 23, 2022, the anniversary of the Annual Meeting). Such proposals when submitted must be in full compliance with applicable law and our Bylaws. Any stockholder proposals not received by such applicable dates will be considered untimely.

ALL STOCKHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD, WHICH WILL BE MAILED TO YOU ON OR ABOUT MAY 18, 2021.

IMPORTANT

Your vote at the Annual Meeting is especially important, no matter how many or how few shares you own. Please sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope promptly.

HARTE HANKS, INC.
ATTN: GENERAL COUNSEL
2800 WELLS BRANCH PARKWAY
AUSTIN, TEXAS 78728

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1

VOTE BY INTERNET - www.proxyvote.com
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on June 22, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HRTH2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on June 22, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Andrew B. Benett 02) Genni Combes 03) David L. Copeland 04) John H. Griffin, Jr. 05) Bradley Radoff
06) Alfred V. Tobia, Jr.

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To consider and vote upon the approval (on a non-binding advisory basis) of the compensation of our named executive officers.	☐	☐	☐
3. To consider and vote upon the ratification of the selection of Moody, Famiglietti & Andronico, LLP as Harte Hanks' independent registered public accounting firm of the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000516302_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

HARTE HANKS, INC.
Annual Meeting of Stockholders
June 23, 2021 2:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Andrew Benett, Laurilee Kearnes and Robert Wyman, or each of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HARTE HANKS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, EDT on June 23, 2021, via a live webcast at http://www.virtualshareholdermeeting.com/HRTH2021, or at such other time and place to which the Annual Meeting may be adjourned or postponed.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000516302_2 R1.0.0.177